UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Information Statement Pursuant to Section 14(c) of
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FUNCTION(X) INC.

(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

The Annual Meeting of Stockholders of Function(x) Inc. (the “Company”, “Function(x)”, “we” or “us”) is scheduled to be held on June 22, 2017 at 10:00 a.m. Eastern time at the offices of Reed Smith LLP, 599 Lexington Avenue, New York, New York 10022.

Notice is hereby given to you that our Board of Directors has approved the Company holding an annual meeting of stockholders for fiscal year 2017 to approve the following corporate actions:

(1) election of the five (5) nominees named in the attached Information Statement to the Board of Directors of Function(x) Inc. to serve one-year terms expiring at the later of the next Annual Meeting of Stockholders or upon a successor being elected and qualified;

(2) ratification of the appointment of BDO LLP as independent auditor for the Company for the fiscal year ending June 30, 2017;

(3) an advisory vote to approve named executive officer compensation;

(4) an advisory vote on the frequency of future advisory votes to approve named executive officer compensation; and

(5) such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

Our Chief Executive Officer and his affiliates are holders of 60.41% of the outstanding shares of our common stock, and they have already approved the foregoing corporate actions pursuant to a written consent. As a result, we are not asking you for a proxy or consent.

This Notice, the accompanying Information Statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 are being made available on or about April 28, 2017 to all of our stockholders of record at the close of business on April 25, 2017.

In accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, the corporate actions will be effective no earlier than twenty (20) days after this Information Statement has been made available to our stockholders.

By Order of the Board of Directors,

/s/ Mitchell J. Nelson

Mitchell J. Nelson

Executive Vice President/Secretary

INFORMATION STATEMENT

OF

FUNCTION(X) INC.

902 Broadway, 11th Floor

New York, New York

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

This Information Statement contains information relating to the Company’s Annual Meeting of Stockholders to be held at the offices of Reed Smith, LLP, 599 Lexington Avenue, New York, New York 10022 on June 22, 2017 at 10:00 a.m. Eastern time, and at any adjournments or postponements thereof. The approximate date that this Information Statement, the preceding Notice of Annual Meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (the “Annual Report”) are first being made available to stockholders is April 25, 2017. We are making this Information Statement available to our stockholders for use at the Annual Meeting. You should review this Information Statement in conjunction with the Company’s Annual Report.

INFORMATION STATEMENT

OF

FUNCTION(X) INC.

902 Broadway, 11th Floor

New York, New York

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Function(x) Inc., a Delaware corporation (the “Company,” “we,” “our,” or “us”), is making this Information Statement available on or about April 28, 2017 to all of the Company’s stockholders of record as of April 25, 2017 (the “record date”). As of the record date, 29,889,438 shares of our common stock were issued and outstanding. Our Annual Meeting of Stockholders will be held at the offices of Reed Smith, LLP, 599 Lexington Avenue, New York, New York 10022 on June 22, 2017 at 10:00 a.m. Eastern time.

Each outstanding share of our common stock is entitled to one vote per share. Our Chief Executive Officer and his affiliates are holders of 60.41% of the outstanding shares of our common stock, and they have already approved the following corporate actions by written consent (the “Written Consent”):

(1) re-election of the following five (5) incumbent directors to serve on the Company’s board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified: (a) Robert F.X. Sillerman, (b) Frank E. Barnes III, (c) Peter Horan, (d) Michael J. Meyer, and (e) Mitchell J. Nelson;

(2) ratification of the appointment of BDO USA LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending June 30, 2017;

(3) an advisory vote to approve named executive officer compensation;

(4) an advisory vote on the frequency of future advisory votes to approve named executive officer compensation; and

(5) such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

This Information Statement is being made available pursuant to the requirements of Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to inform holders of our common stock who were entitled to consent to the matters authorized by the Written Consent. This Information Statement also constitutes notice of the actions that have been approved pursuant to the Written Consent for purposes of Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

Because holders of approximately 60.27% of the outstanding shares of our common stock have executed the Written Consent, no vote or consent of any other stockholder is being, or will be, solicited in connection with the authorization of the matters set forth in the Written Consent. Stockholders who attend the Annual Meeting may vote in person. Under the DGCL and our Bylaws, the votes represented by the holders signing the Written Consent are sufficient in number to elect directors and authorize the other matters set forth in the Written Consent, without the vote or consent of any other stockholder of the Company. The DGCL provides that any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.

Our Annual Report is also being made available to our stockholders of record as of the record date.

GENERAL INFORMATION

Meeting Information

The Annual Meeting of Stockholders of Function(x) Inc. will be held at the offices of Reed Smith, LLP, 599 Lexington Avenue, New York, New York, beginning at 10:00 a.m., Eastern Time, on June 22, 2017.

Why am I receiving these materials?

Function(x) has prepared these materials for our Annual Meeting of Stockholders to be held on June 22, 2017 at 10:00 a.m. Eastern Time. You are invited to attend the Annual Meeting. These materials were first sent or made available to stockholders on April 28, 2017.

What is included in these materials?

•	The Notice of 2017 Annual Meeting of Stockholders

•	The Company’s Annual Report

What items will be voted on at the Annual Meeting?

No items will be voted on by stockholders at the Annual Meeting. As described in this Information Statement, the consenting stockholders voted in favor of the actions described herein in a written consent, dated the record date, attached hereto as Exhibit A.

Can the holders of Series E Preferred Shares vote at the Annual Meeting?

The holders of Series E preferred shares are not entitled to vote on any matter contained in this Information Statement.

Will any other business be conducted at the meeting?

The Company intends to update its stockholders on the status of the Company at the Annual Meeting. The Company does not know of any other matters to be discussed at the Annual Meeting.

What is the Company’s fiscal year?

The Company’s fiscal year is the period ending on June 30. Unless otherwise stated, all information presented in this Proxy Statement is based on the Company’s fiscal calendar.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The principal executive offices of Function(x) are located at 902 Broadway, 11th Floor, New York, New York 10010. Its main telephone number is (212) 231-0092.

How can I attend the Annual Meeting?

Only stockholders as of the Record Date are entitled to attend the Annual Meeting. Admission will be on a first-come, first-served basis. Admission will begin at 9:30 a.m. Eastern Time on the Annual Meeting date.

Each stockholder must present valid photo identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets, or computers is not permitted at the Annual Meeting.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to our Bylaws and the DGCL, a vote by the holders of at least a majority of our outstanding shares of common stock was required to approve the corporate actions set forth in the Written Consent. Our Certificate of Incorporation does not authorize cumulative voting. As of the record date, 29,889,438 shares of our common stock were issued and outstanding, of which 15,243,613 shares were required to pass any stockholder resolutions. The consenting stockholders, who consist of Robert F.X. Sillerman, our Executive Chairman and Chief Executive Officer, and his affiliates, were collectively the record and/or beneficial owners of 18,014,510 shares of the outstanding shares of our common stock outstanding on the record date, which represented 60.27% of the issued and outstanding shares of our common stock as of that date. Pursuant to Section 228 of the DGCL, the consenting stockholders voted in favor of the actions described herein in a written consent, dated the record date, attached hereto as Exhibit A. No consideration was paid for any stockholder’s consent. Mr. Sillerman’s beneficial holdings our outstanding common stock are set forth in the table under “Security Ownership of Certain Beneficial Owners and Management” included elsewhere in this Information Statement.

1.                  To elect the five nominees named herein to the Board of Directors of Function(x) Inc., each to serve a one-year term expiring at the later of the next Annual Meeting of Stockholders or upon his successor being elected and qualified.

2.                  To ratify the appointment of BDO LLP as independent auditor for the Company for the fiscal year ending June 30, 2017.

3.                  An advisory vote to approve named executive officer compensation.

4.                  An advisory vote on the frequency of future advisory votes to approve named executive officer compensation.

5.                  Such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

ACTION 1 – ELECTION OF DIRECTORS

Size of Board of Directors

Our Board of Directors currently consists of five members. All five members of the Board of Directors are elected by the holders of our common stock.

Current Nominees

The director nominees are Robert F.X. Sillerman, Frank E. Barnes III, Peter C. Horan, Michael J. Meyer, and Mitchell J. Nelson. Each of the nominees is currently a member of the Board of Directors and each has been nominated for election pursuant to the Written Consent.

The Board of Directors, upon the advice of the Nominating & Governance Committee, has determined that all of the director nominees other than Mr. Sillerman and Mr. Nelson are “independent directors” within the meaning of Rule 5605 of the NASDAQ Listing Rules because they are not executive officers or employees of the Company and, in the opinion of the Board of Directors, they do not have a relationship that will interfere with the exercise of independent judgment in carrying out their responsibilities as directors. This independence question is analyzed annually in both fact and appearance to promote arms-length oversight. The Board of Directors considered the following information in determining whether or not our directors are independent. Mr. Sillerman and Mr. Nelson are current Company officers, and accordingly the Board of Directors has concluded that neither is currently an independent director.

Under the DCGL and our Bylaws, the Written Consent is sufficient to elect all nominees to our board of directors without the vote or consent of any of the other stockholders of the Company.

The information provided below is biographical information about each of the nominees. Age and other information in each nominee’s biography are as of April 25, 2017.

INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth the nominees for director and our executive officers and each such person’s age and positions with the Company as of the record date.

Directors

Name	Age	Position
Robert F.X. Sillerman	69	Director*
Mitchell J. Nelson	69	Director*
Frank E. Barnes III	67	Director
Peter Horan	61	Director
Michael J. Meyer	51	Director

* Also an executive officer (see below)

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Executive Officers

Name	Age	Position
Robert F.X. Sillerman	69	Executive Chairman and Chief Executive Officer**
Birame Sock	40	President
Brian J. Rosin	32	Chief Operating Officer
Mitchell J. Nelson	69	Executive Vice President and Secretary**
Michelle Lanken	38	Chief Financial Officer

** Also a director (see above)

The business experience of each such person is set forth below.

The following is a brief account of the education and business experience of our current directors and executive officers:

Robert F.X. Sillerman was elected a Director of the Company and Executive Chairman of the Board of Directors effective as of the closing of the recapitalization in February 2011 and Chief Executive Officer, effective June 19, 2012. He was also Chairman of SFX, a company in the Electronic Dance Music area, until December 2, 2016, when the reorganization of SFX under Chapter 11 of the Bankruptcy Code became effective. Between January 10, 2008 and December 31, 2012, Mr. Sillerman served as Chairman and Chief Executive Officer of Circle Entertainment Inc., where he remains as a director. Mr. Sillerman also served as the Chief Executive Officer and Chairman of CKX from February 2005 until May 2010. From August 2000 to February 2005, Mr. Sillerman was Chairman of FXM, Inc., a private investment firm. Mr. Sillerman is the founder and has served as managing member of FXM Asset Management LLC, the managing member of MJX Asset Management, a company principally engaged in the management of collateralized loan obligation funds, from November 2003 through April 2010. Prior to that, Mr. Sillerman served as the Executive Chairman, a Member of the Office of the Chairman and a director of the former SFX Entertainment, Inc., from its formation in December 1997 through its sale to Clear Channel Communications in August 2000. The Board of Directors selected Mr. Sillerman as a director because it believes he possesses significant entertainment and financial expertise, which will benefit the Company.

Frank E. Barnes III was appointed as a Non-Executive Board Member of the Company on November 30, 2016. As the executive director of Carolina Barnes Corporation, and president of its former NASD/FINRA-registered broker-dealer, Mr. Barnes has over 30 years of extensive experience and financial expertise in the media, entertainment and information; real estate; and transportation industries; and in making principal investments in and serving as financial and strategic senior advisor to growth companies with responsibilities for recapitalizations, private placements, mergers and acquisitions, and going public transactions. Prior to founding Carolina Barnes in 1989, Mr. Barnes was employed with Mabon Nugent & Co., a privately held investment banking firm, as the executive vice president responsible for its investment and merchant banking groups. In addition to his responsibilities within Carolina Barnes, Mr. Barnes has served as chief revenue officer and director of StorageBlue Equities LLC, a self-storage warehouse business, from March 2014 to June 2015, and as president and director of Ocean State Windpower Inc., a manufacturer of wind turbine generators, from August 2009 to December 2012. Throughout the course of his career, Mr. Barnes has served both as a senior executive and on the board of directors of over a dozen companies, including serving as a director of SFX Entertainment Inc. from December 2015 to December 2, 2016 (when the reorganization of SFX under Chapter 11 of the Bankruptcy Code became effective), and on the Nominating and Corporate Governance Committee and Special Committee of SFX. Mr. Barnes brings to our Board knowledge and expertise within corporate finance and investment banking, principal

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ownership, corporate governance, and mergers and acquisitions. Mr. Barnes’ financial background, business and executive experience, and independence led the Board of Directors to select him as a director.

Peter C. Horan was appointed as a Non-Executive Board Member of the Company on February 15, 2011. On August 4, 2015, Mr. Horan was appointed as the Lead Independent Director or the Company's Board. Mr. Horan is currently the Executive Chairman of Halogen Network, a next generation digital media company, a position he has held since February 2010. Mr. Horan currently serves on the Board of Directors of Tree.com, Inc. Mr. Horan has served as CEO of many internet companies, including Goodmail Systems, Inc. from 2008 to 2010. Previously, Mr. Horan was CEO of IAC's Media and Advertising group from 2007 to 2008. He was CEO of AllBusiness.com from 2005 to 2007. As CEO of About.com from 2003 to 2005, Mr. Horan led the sale of the company to the New York Times Company. Mr. Horan was CEO of DevX.com from 2000 to 2003. Previously at International Data Group, he served as Senior Vice President from 1991 until 2000, where he was also the publisher of their flagship publication Computerworld. He held senior account management roles at leading advertising agencies including BBD&O and Ogilvy & Mather. Mr. Horan was selected as a director because the Board of Directors believes that his technology, internet and advertising experience will benefit the Company.

Michael Meyer was appointed as a Non-Executive Board Member of the Company on June 1, 2013. Mr. Meyer is the founding partner of 17 Broad LLC, a diversified investment vehicle and securities consulting firm. Prior to founding 17 Broad, from 2002 to 2007, he served as Managing Director and Head of Credit Sales and Trading for Bank of America. Prior to that, Mr. Meyer spent four years as the Head of High Grade Credit Sales and Trading for UBS. Mr. Meyer is a member of the Board of Directors and Chair of the Audit Committee of Circle Entertainment Inc. Robert F.X. Sillerman, the Company's Executive Chairman, is a member of the Board of Directors and a principal stockholder in Circle. Mitchell J. Nelson, the Company's Executive Vice President and Secretary, serves as Executive Vice President, General Counsel, and Secretary of Circle. Mr. Meyer was a member of the Board of Directors, Chair of the Compensation Committee, and a member of the Audit Committee of SFX, until December 2, 2016, when the reorganization of SFX under Chapter 11 of the Bankruptcy Code became effective. Mr. Sillerman was Chairman of SFX until such time. The Board of Directors selected Mr. Meyer to serve as a director because the Board of Directors believes his experience in financial planning and debt issues will benefit the Company.

Mitchell J. Nelson was appointed Director, Executive Vice President, General Counsel, and Secretary effective as of the closing of the Recapitalization. He stepped down as General Counsel effective April 16, 2013, but remains a Director and the Company's Executive Vice President and Secretary. Mr. Nelson also serves as Executive Vice President, General Counsel and Secretary of Circle Entertainment, Inc., having served in such capacity since January 2008, and served as President of its wholly-owned subsidiary, FX Luxury Las Vegas I, LLC which was reorganized in bankruptcy in 2010. He was a Senior Legal Advisor to SFX from January 1, 2012 until July 7, 2016. He also served as President of Atlas Real Estate Funds, Inc., a private investment fund which invested in United States-based real estate securities, from 1994 to 2008, and as Senior Vice President, Corporate Affairs for Flag Luxury Properties, LLC from 2003. Prior to 2008, Mr. Nelson served as counsel to various law firms, having started his career in 1973 at the firm of Wien, Malkin & Bettex. At Wien, Malkin & Bettex, which he left in 1992, he became a senior partner with supervisory responsibility for various commercial real estate properties. Mr. Nelson is an Adjunct Assistant Professor of Real Estate Development at Columbia University. He was a director of The Merchants Bank of New York and its holding company until its merger with Valley National Bank. Additionally, he has served on the boards of various not-for-profit organizations, including as a director of the 92nd Street YMHA and a trustee of Collegiate School, both in New York City. The Board has selected Mr. Nelson as a director because it believes his legal and business experience will benefit the Company.

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Birame Sock was appointed as a Non-Executive Board Member of the Company on February 12, 2013, and resigned as a director on August 1, 2016. Ms. Sock was appointed President and Chief Operating Officer of the Company pursuant to an employment agreement entered into on August 1, 2016. On January 16, 2017, she stepped down as Chief Operating Officer, retaining the position as President. Prior to joining the Company, Ms. Sock founded Flyscan, a real-time interactive mobile marketing platform. She was the founder and CEO of Third Solutions, Inc., a leading digital receipts company, which she founded in 2007. In 2002, Ms. Sock founded Musicphone, a wireless entertainment company, which she led until its acquisition by Gracenote, Inc. in 2007. Ms. Sock was a member of the Company’s Board of Directors since 2013, and served on the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. She served as a member of the Board of Directors of CKX Inc. from 2005 until 2006, when she became a consultant for CKX Inc. and affiliated companies. Ms. Sock attended the University of Miami, where she studied computer science and broadcasting. The Board of Directors selected Ms. Sock as President because it believes her experience in technology and consumer marketing will benefit the Company.

Brian Rosin was named Chief Operating Officer of the Company on January 16, 2017. Mr. Rosin came to the Company as a result of its July 2016 acquisition of Rant, Inc., which he co-founded in 2011. While at Rant, Mr. Rosin served as Chief Operating Officer, Vice President Finance & Accounting, and Vice President of Operations. Prior to beginning full-time employment at Rant in February 2012, Mr. Rosin was an Annuity Specialist and LTC Claims Operations Analyst at Banker’s Life and Casualty Company in Chicago, Illinois. Mr. Rosin earned bachelors’ degrees in International Relations and Economics from Northern Illinois University. The Board of Directors selected Mr. Rosin as Chief Operating Officer because it believes his business, finance, and operational experience will benefit the Company.

Michelle Lanken was appointed as the Company’s Chief Financial Officer on July 5, 2016. Ms. Lanken previously worked as a consultant for The Siegfried Group, LLC. Prior to that, she worked at Saba Software, Inc., as Accounting Manager from May 2011 until September 2013, and as a finance consultant from March 2014 until March 2015. Between September 2013 and March 2014, she was the Assistant Controller at Dome Construction Corporation and from January 2010 to May 2011, she provided finance and accounting consulting services to Cisco Systems, The Gap, and Wells Fargo Corporation. Ms. Lanken served as Senior Manager, Accounting Policy at Charles Schwab from September 2008 to November 2009, as Assistant Controller at bebe Stores, Inc. from March 2007 to September 2008, and at various positions at KPMG LLP from August 2001 to March 2007. Ms. Lanken is a Certified Public Accountant in the State of California and holds a B.S. in Business Administration with a Concentration in Accounting from California Polytechnic State University. Ms. Lanken was selected as Chief Financial Officer due to her extensive experience in the preparation of SEC filings, financial statements, accounting and audit management, budgeting, payroll and benefits management, and implementation and monitoring of accounting standards.

Corporate Governance Guidelines and Director Independence

The Company has Corporate Governance Guidelines which provide, among other things, that a majority of the members of our Board of Directors must meet the criteria for independence required by The NASDAQ Capital Market. Because our Chief Executive Officer and his affiliates own 60.41% of the outstanding common stock of the Company, we are a “controlled” company as defined in the NASDAQ Listing Rules and are exempt from some of the corporate governance requirements applicable to NASDAQ-listed companies; however, our Board of Directors has elected to comply with those governance requirements. The NASDAQ Capital Market requires that a majority of our Board of Directors qualify as “independent” and that the Company shall at all times have an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, which committees will be made up entirely of independent directors.

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Frank E. Barnes III, Peter Horan, and Michael Meyer, whose biographical information is included above under the heading “Information Regarding Directors and Executive Officers” are incumbent directors and director nominees who qualify as independent directors under the applicable rules of The NASDAQ Global Market.

The Corporate Governance Guidelines also outline director responsibilities, provide that our Board of Directors shall have full and free access to officers and employees of the Company and require our Board of Directors to conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance Guidelines can be found on the Company’s website at www.functionxinc.com.

The Nominating & Governance Committee, consisting solely of “independent directors” as defined in Rule 5605 of the NASDAQ Listing Rules, recommended the five directors set forth in Action 1 for nomination by our full Board of Directors. Based on this recommendation and each nominee’s credentials and experience outlined above, the Board of Directors has determined that each such nominee can make a significant contribution to the Board of Directors and should serve as a director of the Company. Our Board of Directors nominated such directors for election. All nominees are currently directors, and each nominee has agreed to be named in this Information Statement and to serve if elected. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the stockholders may vote for another nominee proposed by the Board of Directors. The Board of Directors may also choose to reduce the number of directors to be elected, as permitted by our Bylaws.

The Corporate Governance Guidelines also outline director responsibilities, provide that our Board of Directors shall have full and free access to officers and employees of the Company and require our Board of Directors to conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance Guidelines can be found on the Company’s website at www.functionxinc.com.

Board of Directors Leadership Structure and Role in Risk Oversight

Our Board of Directors believes the interests of all stockholders are best served at the present time through a leadership model with a combined Chairman and CEO position. Our Board of Directors has overall responsibility for risk oversight. The role of the Board of Directors in the risk oversight of the Company includes, among other things:

•	appointing, retaining and overseeing the work of the independent auditors, including resolving disagreements between the management and the independent auditors relating to financial reporting;

•	approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•	reviewing annually the independence and quality control procedures of the independent auditors;

•	reviewing and approving all proposed related party transactions;

•	discussing the annual audited financial statements with the management; and

•	meeting separately with the independent auditors to discuss critical accounting policies, management letters, recommendations on internal controls, the auditor’s engagement letter and independence letter and other material written communications between the independent auditors and the management.

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Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics, which is applicable to all our employees and directors, including our principal executive officer, chief financial officer, principal accounting officer, controller and persons performing similar functions. The Code of Business Conduct and Ethics is posted on our website at www.functionxinc.com.

We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions by posting such information on our website at www.functionxinc.com.

 Meetings and Committees of the Board of Directors

During the fiscal year ended June 30, 2016, our Board of Directors held ten (10) meetings and acted by unanimous written consent twenty-four (24) times. Each of Messrs. Sillerman, Horan, Meyer, and Nelson, attended at least seventy-five percent (75%) of the total number of meetings of our Board of Directors and committees (if any) on which he or she served that were held during 2016. Mr. Barnes was appointed to the Board on November 29, 2016. Ms. Sock resigned from the Board on August 1, 2016.

The following chart sets forth the current membership of each Board committee. Our Board of Directors reviews and determines the membership of the committees at least annually.

Committee	Members

Audit Committee	Frank E. Barnes III Peter Horan Michael J. Meyer (Chair)

Compensation Committee	Frank E. Barnes III Peter Horan Michael J. Meyer

Nominating and Corporate Governance Committee	Frank E. Barnes III Peter Horan Michael J. Meyer

Information about the committees, their respective roles and responsibilities and their charters is set forth below.

Audit Committee

The Audit Committee is currently comprised of Messrs. Barnes, Horan, and Meyer. Mr. Meyer serves as the chair of the Audit Committee. The Audit Committee assists our Board of Directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including the selection of our outside auditors, review of the financial reports and other financial information we provide to the public, our systems of internal accounting, financial and disclosure controls and the annual independent audit of our financial statements. The Audit Committee met three (3) times during the fiscal year ended June 30, 2016.

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All members of the Audit Committee are independent within the meaning of the rules and regulations of the SEC and our Corporate Governance Guidelines. In addition, Mr. Meyer is qualified as an Audit Committee financial expert under the regulations of the SEC and has the accounting and related financial management expertise required by our Corporate Governance Guidelines. The Audit Committee’s charter can be found on the Company’s website at www.functionxinc.com.

Compensation Committee

We have a standing Compensation Committee currently comprised of Messrs. Barnes, Horan and Meyer. The Compensation Committee represents our Company in reviewing and approving the executive employment agreements with our Chief Executive Officer, President, and Chief Financial Officer. The Compensation Committee also reviews management’s recommendations with respect to executive compensation and employee benefits and is authorized to act on behalf of our board of directors with respect thereto. The Compensation Committee also administers the Company’s stock option and incentive plans, including our 2011 Executive Incentive Plan. All members of the Compensation Committee are independent within the meaning of the rules and regulations of the SEC and our Corporate Governance Guidelines. The Compensation Committee’s charter can be found on the Company’s website at www.functionxinc.com. During the fiscal year ended June 30, 2016, the Compensation Committee acted by unanimous consent three (3) times.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Messrs. Barnes, Horan and Meyer. The Nominating and Corporate Governance Committee is responsible for recommending qualified candidates to our Board of Directors for election as directors of our Company, including the slate of directors proposed by our Board of Directors for election by stockholders. The Nominating and Corporate Governance Committee also advises and makes recommendations to our Board of Directors on all matters concerning directorship practices and recommendations concerning the functions and duties of the committees of our Board of Directors. To assist in formulating such recommendations, the Nominating and Corporate Governance Committee utilizes feedback that it receives from our Board of Directors’ annual self-evaluation process, which it oversees and which includes a committee and director self-evaluation component. The Nominating and Corporate Governance Committee developed and recommended to our Board of Directors Corporate Governance Guidelines and will review, on a regular basis, the overall corporate governance of our Company. The Nominating and Corporate Governance Committee acted by unanimous consent one (1) time during the fiscal year ended June 30, 2016.

All members of the Nominating and Corporate Governance Committee are independent within the meaning of our Corporate Governance Guidelines.  The Nominating and Corporate Governance Committee’s charter can be found on the Company’s website at www.functionxinc.com.

When considering the nomination of directors for election, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills and the extent to which the candidate would fill a present need on our Board of Directors. The Nominating and Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The process may also include interviews and all necessary and appropriate inquiries into the background and qualifications of possible candidates. The Nominating and Corporate Governance Committee currently does not have a policy whereby it will consider recommendations from stockholders for its director nominees.

Lead Independent Director

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On August 4, 2015, the Company’s Board determined that it was in the best interest of the Company and its stockholders to designate an independent director to serve in a lead capacity. The Board appointed Peter Horan as Lead Director. The Lead Director’s responsibilities shall include, but are not limited to: (i) reviewing Board meeting agendas to ensure that topics deemed important by the independent directors are included in Board discussions; (ii) calling meetings of the independent directors; (iii) serving as chairman of the executive sessions of the Board’s independent directors; (iv) serving as principal liaison between the independent directors and the Company’s Executive Chairman and/or Company management on sensitive issues; and (v) performing such other duties as the Board may determine.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was at any time during the past fiscal year an officer or employee of us, was formerly an officer of us or any of our subsidiaries or has an immediate family member that was an officer or employee of us or had any relationship requiring disclosure under Item 13. Certain Relationships, Related Transactions, and Director Independence of our Annual Report.

During the last fiscal year, none of our executive officers served as:

• a member of the compensation committee (or other committee of our Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) or another entity, one of whose executive officers served on our Compensation Committee;

• a director of another entity, one of whose executive officers served on our Compensation Committee; and

• a member of the compensation committee (or other committee of our Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

Board Oversight of Enterprise Risk

Risk management is primarily the responsibility of the Company’s management team. However, our Board of Directors oversees the management team’s assessment of the material risks faced by the Company at both the full Board of Directors level and at the committee level. In accordance with our Audit Committee charter, the Audit Committee is responsible for assisting the Board of Directors in fulfilling its responsibility for monitoring Company risk and the Company’s control system and for assisting the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. To assist the Audit Committee in assessing the Company’s approach to risk management, the management team prepares a list of what it perceives to be the most significant risks facing the Company, along with a statement reflecting any associated action the Company is taking to mitigate each type of risk. The Audit Committee reports on risk to the full Board of Directors as necessary.

In addition, each quarterly Board report from management addresses matters of particular importance or concern including any significant areas of risk that require Board of Directors and/or committee attention. Throughout the year the Board of Directors and committees receive a variety of management presentations on different business topics that include discussion of associated significant risks.

COMPENSATION OF DIRECTORS

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Employee directors do not receive any separate compensation for their board service. Independent directors receive the compensation described below.

Each of our independent directors will receive an annual fee of $80,000, which includes attendance fees for four meetings a year. Each independent director will also receive an additional $7,500 for attendance at additional meetings of our Board of Directors (over four). The chairperson of the Audit Committee will receive an additional fee of $15,000 per annum and the chairpersons of each other committee will receive an additional fee of $5,000 per annum. Each of the other members of the Audit Committee will receive $3,000 per annum and the other members of each of the other committees will receive a fee of $1,000 per annum. All fees described above were payable in stock options priced based on the closing price on the last day of each fiscal quarter.

The total compensation earned by our independent directors during fiscal year ended June 30, 2016 is shown in the following table:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards (1) (2)	All Other Compensation	Total
Frank E. Barnes III(3)	—	—	—	—	—
Peter Horan	$—	$46	$—	$—	$46
Michael J. Meyer	—	52	—	—	52
John D. Miller(4)	—	51	—	—	51
Birame Sock (5)	—	44	—	—	44

(1)       These stock awards represent grants of RSUs. The per share fair value of RSUs granted was determined on the date of grant using the fair market value of the shares on that date.

(2)       No option awards were issued to directors during the fiscal year ended June 30, 2016.

(3)       Mr. Barnes was named to the Board of Directors on November 30, 2016.

(4)       Mr. Miller declined to stand for re-election. His term ended January 26, 2016.

(5)       Ms. Sock resigned as a director effective as of August 1, 2016.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion and analysis of the compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation policies and practices that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

The compensation provided to our named executive officers for the fiscal year ended June 30, 2016 is detailed in the Summary Compensation Table and accompanying footnotes and narrative that follows this section.

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Our named executive officers for the fiscal year ended June 30, 2016 were:

Robert F.X. Sillerman

Mitchell J. Nelson

Olga Bashkatova (resigned October 2016)

Kyle Brink (resigned February 2016)

2016 Summary Compensation Table

The table below summarizes the compensation earned for services rendered to the Company for the fiscal years ended June 30, 2016 and 2015 by our Chief Executive Officers, our Principal Accounting Officer, and the two other most highly compensated executive officers of the Company (the “named executive officers”) who served in such capacities at the end of the fiscal year ended June 30, 2015. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of $10,000 annually. All dollar amounts in the table and footnotes are in thousands.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Robert F.X. Sillerman	2016	63	(4)	250	--		--	--	313
Executive Chairman, Chief Executive Officer(1)	2015	--		250	622	(5)	--		872
Mitchell J. Nelson (6)	2016	143		--	--		--	--	143
President and Chief Operating Officer	2015	129		--	102		--	--	231
Olga Bashkatova (7)	2016	152		30	74		--		256
Principal Accounting Officer	2015	111		5	--		--	--	116
Kyle Brink (8)	2016	169		--	12		--	--	181
General Manager	2015	217		--	--		--	--	217

(1) Because Mr. Sillerman is our Chairman and Chief Executive Officer, the Company books a compensation charge for certain financing-related activities undertaken by Mr. Sillerman. These amounts are excluded because they do not constitute compensation to Mr. Sillerman for his service as an officer or director of the Company, but instead solely relate to certain financing arrangements. Specifically, the table excludes the following: (a) compensation charges in fiscal year 2015 of $4,141, consisting of: (i) $2,049 relating to warrants issued to Sillerman Investment Company III LLC (“SIC III”) in connection with draws under a Securities Purchase Agreement with the Company entered into on October 24, 2014 (the “SPA”) and (ii) compensation charges of $2,091 relating to Series C Preferred Stock issued to SIC III under the SPA.

(2) These stock awards represent grants of RSUs. The per share fair value of RSUs granted was determined on the date of grant using the fair market value of the shares on that date.

(3) There were no option awards granted during the fiscal years presented.

(4) Mr. Sillerman entered into an amended and restated employment agreement effective as of May 1, 2014. This amendment is described in the section entitled “Employment Agreements” below.

(5) The Company and Mr. Sillerman entered into an amendment to his employment agreement effective as of May 1, 2014. Pursuant to the revised terms, Mr. Sillerman was to receive a base salary of One Dollar per year, was to receive a guaranteed bonus of $250 per year, payable in stock or in cash, and was to receive a grant of 7,754 RSUs, vesting in equal installments on each of May 1, 2015, May 1, 2016, May 1, 2017, May 1, 2018 and May 1, 2019. The grant of 7,754 RSUs occurred on September 29, 2014, and based on a closing price of $80.20 (adjusted for the 1-for-20 reverse split), such grant has a fair value of $622. The Company has not yet paid Mr. Sillerman the guaranteed bonus of $250.

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(6) Mr. Nelson entered into an amended employment agreement with the Company effective January 1, 2016, which provided that he would devote one-third of his time to his duties for the Company, and for a base salary of $150 per year. Mr. Nelson was granted 1,500 RSUs on September 29, 2014 with immediate vesting.

(7) Ms. Bashkatova was appointed the Company's Principal Accounting Officer on October 21, 2015. The original RSU grant was for 4,000 RSUs, which vested on October 26, 2016. Ms. Bashkatova resigned effective October 26, 2016.

(8) Mr. Brink was appointed the Company's General Manager on July 1, 2015. He resigned from the Company on February 8, 2016 to take on a similar role at Perk.com, Inc. ("Perk") after the sale of the Viggle assets to Perk.

Outstanding Equity Awards at June 30, 2016

Option Awareds						Stock Awards
Name	No. of Securities Underlying Unexercised Options Exercisable (#)	No. of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested ($)		Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Robert F.X. Sillerman	—	—	—	—	—	4,653	(2)	26	(3)	—	—
	—	—	—	—	—
Olga Bashkatova	—	—	—	—	—	4,000	(4)	22	(3)	—	—

(1)	For information regarding restricted stock units, see also Note 10 to the audited Consolidated Financial Statements (Share-Based Payments) in the Company’s Annual Report.
(2)	The original grant was for 7,755 RSUs, 1,551 of these shares vested on May 1, 2015, another 1,551 of these shares vested on May 1, 2016, future vesting will occur in equal installments on each of May 1, 2017, May 1, 2018 and May 1, 2019.
(3)	The value is computed based on a per share price of $5.60, which was the closing price of the Company's common stock on June 30, 2016 (adjusted for the 1-for-20 reverse split), which was the last trading day of the Company's fiscal year.
(4)	The original grant was for 4,000 RSUs, which vested on October 26, 2016.

Employment Agreements

On February 16, 2011 we entered into an employment agreement with Robert F.X. Sillerman for his services as Executive Chairman of the board of directors and Director. The term of the agreement is for

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five years. Mr. Sillerman' base salary was originally $1,000,000 (payable in cash or shares of common stock) to be increased annually by the greater of: (i) five percent or (ii) the current base salary multiplied by the percentage increase in the Consumer Price Index published by the Federal Bureau of Labor Statistics for the New York, New York metropolitan area during the previous twelve calendar months. He is to receive additional compensation at the sole discretion of the board of directors in the form of additional cash bonus and/or grant of restricted stock, stock options or other equity award. The agreement also provided for Mr. Sillerman to receive a minimum grant of restricted stock in the amount of 1,562 shares (subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events), of the Company's common stock at the beginning of the first year of employment. On June 19, 2012, Mr. Sillerman was appointed Chief Executive Officer of the Company by the Board of Directors. The terms of his employment agreement with the Company did not change as a result of this appointment. On April 1, 2013, Mr. Sillerman and the Company signed an amendment to his employment agreement, changing his annual salary to $500,000 and providing for him to receive a grant of options to purchase 1,562 shares of the Company's common stock at a price of $1,600.00 per share, but making no other changes in Mr. Sillerman's employment agreement.

On March 17, 2014, the Company entered into an amended and restated employment agreement with Mr. Sillerman, which was effective as of May 1, 2014. Under the amended and restated agreement, Mr. Sillerman's base salary was reduced to $1.00 per year. Mr. Sillerman will be entitled to receive a guaranteed amount of $250,000, less the total value of all fringe benefits, perquisites or other amounts that the Company and Mr. Sillerman agree at the beginning of each year will be provided to Mr. Sillerman for such year. If the total of the guaranteed amount plus perquisites received by Mr. Sillerman in any year exceeds the guaranteed amount, an amount equal to the excess received by Mr. Sillerman for such year will be deducted on a pro-rata basis from Mr. Sillerman's guaranteed amount during the following year. The guaranteed amount may be paid in cash, except that either Mr. Sillerman or the Company's Compensation Committee can instead elect to have the guaranteed amount paid in shares of the Company's common stock at the weighted average daily closing price of the Company's common stock for the twelve month period ending on the last day of the month preceding payment. Mr. Sillerman will also be eligible for an additional bonus at the discretion of the Company's Board. In addition, the amended and restated agreement provides that Mr. Sillerman will receive a grant of restricted shares equal to 1.25% of our issued and outstanding common stock, including common stock underlying in or at-the-money options and warrants and common stock issued in the Recapitalization, as measured immediately prior to the public offering that closed on April 30, 2014. The grant will vest in equal annual installments over five years. This grant, which equaled 7,754 shares, was issued on September 29, 2014. The Company has not yet paid Mr. Sillerman the guaranteed payment of $250,000 for fiscal year 2015.

On September 8, 2011, the Company entered into an employment agreement with Mr. Nelson for his services as Executive Vice President, General Counsel and Director. The term of the agreement was until February 14, 2015, with an automatic three-year extension if (i) either party has not provided 90 days' notice of its intent to not renew the agreement or (ii) the agreement was not terminated sooner. Mr. Nelson's base salary was originally $300,000. The agreement also provided for Mr. Nelson to receive a grant of restricted stock in the amount of 7,500 shares (subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events), of the Company's common stock at the beginning of the first year of employment. in the first year, vesting on each of February 14, 2012, 2013, and 2014; a grant of restricted stock in the amount of 2,500 shares (subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events), of the Company's common stock at the beginning of the second year of employment, vesting on each of February 14, 2013, 2014, and 2015; and a grant of restricted stock in the amount of 50 shares (subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events), of the Company's common stock at the beginning of the third year of employment, vesting on each of February 14, 2014, 2015, and 2016. If the agreement is renewed for an additional term, Mr. Nelson was to receive a grant of

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restricted stock of not less than 250 shares (subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events), of the Company's common stock, vesting in a similar manner as the previous grants.

Mr. Nelson stepped down as General Counsel effective April 16, 2013. He remained Executive Vice President, Secretary, and a Director of the Company, and there was no change to his employment agreement.

On January 1, 2016, Mr. Nelson entered into a revised employment agreement. The amended employment agreement provided for him to spend no more than one-third of his time on Company business and changed his base salary to $150,000 per year. There were no other changes to the employment agreement.

Olga Bashkatova entered into an employment agreement with the Company on September 23, 2015 for her services as Vice President, Finance and Controller of the Company, at a base salary of $200,000. The employment agreement provided for a bonus of $20 after six months of employment and for a grant of restricted stock of 4,000 shares (subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events), of the Company's common stock during the first year of employment, vesting one year after grant.

On October 21, 2016, Ms. Bashkatova was named Principal Accounting Officer and entered into an amended employment agreement, providing for a base salary of $210,000 and a bonus of $30,000 after six months of employment. There were no other changes to her employment agreement. Ms. Bashkatova resigned effective October 26, 2016.

The Company entered into an employment agreement with Kyle Brink on September 2, 2011 for his services as Product Director, at a base salary of $175,000. He was named Vice President, Product, in September of 2012, and received an increase in his base salary to $210,000. On May 1, 2015, Mr. Brink was named Head of Product Development and received an increase in base salary to $260,000. Mr. Brink was named the Company’s General Manager on July 1, 2015. He did not receive an increase in base salary at that time. He resigned from the Company on February 8, 2016 to take on a similar role at Perk after the sale of the Viggle assets to Perk.

New Employment Agreements

President

On August 1, 2016, the Company entered into an employment agreement with Birame Sock. Ms. Sock’s employment agreement calls for a base salary of $200,000, a “sign-on bonus” of $50,000, and an annual bonus payable in either cash or restricted shares of Company common stock. It is anticipated that Ms. Sock’s first annual bonus will be $100,000. The Company’s Compensation Committee has approved a grant to Ms. Sock of 50,000 restricted units of Company common stock, which will vest 1/6 at the end of every six-month period during the three-year term of her agreement. Ms. Sock is eligible to participate in the Company’s Employee Stock Plan. The employment agreement commences on the Effective Date, which is contingent upon Ms. Sock satisfying visa requirements to enable her to be employed by the Company, and has a term of three years. The employment agreement may be terminated by the Company or Ms. Sock at any time for any reason. Pursuant to the agreement, if Ms. Sock is terminated by the Company without Cause, if she terminates the agreement for Good Reason, or if she dies or becomes permanently disabled during the term, she is entitled to a lump sum payment equal to three months’ base salary paid in cash or, at the election of Ms. Sock, in shares of the Company’s common stock, and all options to purchase common stock and any restricted stock unites that have not previously vested, will vest. This payment is contingent

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upon a fully executed general release of claims in favor of the Company. Ms. Sock agreed to restrictive covenants during the term of the agreement and for a period of one year after termination of her employment.

Simultaneously with Ms. Sock’s employment with the company, Ms. Sock resigned as a director. Under NASDAQ rules, she was no longer considered an independent director.

Chief Operating Officer

The Company entered into an employment agreement with Brian J. Rosin, our Chief Operating Officer, which became effective January 16, 2017. Mr. Rosin’s employment agreement calls for a base salary of $250,000, a sign-on grant of restricted shares equal to $100,000 in value, which shall vest no later than the first anniversary of the date of grant, and is subject to earlier vesting at Mr. Rosin’s option. Mr. Rosin’s employment agreement also calls for a bonus of $200,000 worth of restricted shares if the Company’s revenues for calendar year 2017 are at least $5,000,000 and the Company’s profit margin shall not have decreased over the previous year; an additional bonus of $200,000 worth of restricted shares if the Company’s revenues for calendar year 2018 are at least $10,000,000 and the Company’s profit margin shall not have decreased over the previous year. In addition, he will receive a bonus (to be paid in cash, restricted shares of the Company’s common stock, or options to purchase Company common stock, at the determination of the Company’s Compensation Committee) of $100,000 if the Company’s market capitalization shall be between $100,000,000 and $249,999,999; a bonus of $500,000 if the Company’s market capitalization shall be between $250,000,000 and $499,999,999; a bonus of $1,000,000 if the Company’s market capitalization shall be between $500,000,000 and $999,999,999; a bonus of $5,000,000 if the Company’s market capitalization shall be between $1,000,000,000 and $1,500,000,000; and a bonus of $1,000,000 for each $500,000,000 that the Company’s market capitalization exceeds $1,500,000,000.

Chief Financial Officer

On July 5, 2016, the Company entered into an employment agreement with Michelle Lanken. Ms. Lanken’s employment agreement calls for a base salary of $250,000 and an annual bonus of $50,000, payable in restricted shares of Company common stock, and Ms. Lanken is eligible to participate in the Company’s Employee Stock Plan. The employment agreement establishes an “at will” employment relationship and either the Company or Ms. Lanken can terminate the agreement at any time for any reason. Pursuant to the agreement, if Ms. Lanken is terminated by the Company without Cause or if she dies or becomes permanently disabled during the term, she is entitled to a lump sum payment equal to three months’ base salary paid in cash or, at the election of the Compensation Committee or Ms. Lanken, in shares of the Company’s common stock, and all options to purchase common stock and any restricted stock unites that have not previously vested, will vest. This payment is contingent upon a fully executed general release of claims in favor of the Company. Ms. Lanken agreed to restrictive covenants during the term of the agreement and for a period of one year after termination of her employment.

Potential Payments upon Termination without Cause or Change-in-Control

The following disclosure is for our Executive Chairman and Chief Executive Officer, Mr. Sillerman:

Mr. Sillerman's employment agreement, which was in effect until April 30, 2014, provided that upon a (i) termination by the Company without “cause” or (ii) a “constructive termination without cause,” Mr. Sillerman was entitled to receive the following benefits: (a) payments equal to (x) the cash equivalent of three years’ base salary at the rate in effect on the date of termination (or immediately prior to a constructive termination due to salary reduction) and (y) three times the average of all cash and equity

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bonuses paid during the three years prior to the termination, or if no annual bonuses were paid, a payment in the amount of $100,000 per year for each year a cash bonus was not paid and $100,000 per year for each year an equity grant was not made, (b) continued eligibility to participate in any benefit plans of our company for one year, plus (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to the executive officer. Additionally, upon termination by the Company for a “change of control”, Mr. Sillerman would have received the benefits set forth in (a), (b), and (c) above, plus all options to purchase the Company's capital stock would remain exercisable for the full maximum term of the original option grant or ten years from the closing of the change of control transaction, whichever is greater. In addition, in the event that the aggregate of such payments would constitute a “parachute payment” under the rules set forth in Section 280G of the Code, then the Company would have also paid Mr. Sillerman a gross-up payment such that after the imposition of Federal, State and local income taxes, Mr. Sillerman would be entitled to retain the foregoing amount.

On March 17, 2014, the Company and Mr. Sillerman entered into an amendment to his employment agreement, which was effective as of May 1, 2014. The amended employment agreement provides that if the Company terminates Mr. Sillerman's employment without cause, if Mr. Sillerman terminates his employment for good reason, or if there is a change of control and Mr. Sillerman voluntarily terminates his employment for any reason within one year after the change of control, then Mr. Sillerman would be entitled to the following benefits: (a) payment of one year's guaranteed amount, (b) all options to purchase the Company's common stock issued to Mr. Sillerman will immediately vest, and (c) all restricted shares issued to Mr. Sillerman would immediately vest. However, in the event that any amount payable to Mr. Sillerman upon a “change of control” would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments to Mr. Sillerman will be reduced to an amount such that the payments to Mr. Sillerman would not be subject to such excise tax.

The following disclosure is for our Executive Vice President, Mr. Nelson:

Mr. Nelson's employment agreement provides that upon (i) a termination by the Company without “cause”, (ii) a “constructive termination without cause,” or (c) a termination upon a "change of control", Mr. Nelson would be entitled to receive the following benefits: (a) payments equal to the cash equivalent of six months’ base salary at the rate in effect on the date of termination, (b) continued eligibility to participate in any benefit plans of the Company for one year, and (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to him.

The following disclosure is for our former Principal Accounting Officer, Ms. Bashkatova:

Ms. Bashkatova's employment agreement does not provide for any payments upon termination by the Company without "cause" or due to a "change of control."

The following disclosure is for our President, Ms. Sock:

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Ms. Sock’s employment agreement, which was entered into on August 1, 2016, provided that upon a termination by the Company without “cause”, Ms. Sock would be entitled to receive a lump sum payment within sixty days of the termination date equal to three months’ Base Salary (which payment may be made in cash, or, if Ms. Sock elects, in shares of the Company’s common stock, the value of each share of which shall be determined by compiling the weighted average daily closing price of the Company’s common stock for the twelve month period ending on the last day of the month preceding the date such payment is to be made). Additionally, all options to purchase Company stock or any restricted stock units granted under the employment agreement or any other agreement that have not previously vested shall vest.

The following disclosure is for our Chief Operating Officer, Brian J. Rosin:

Mr. Rosin’s employment agreement, which is effective as of January 16, 2017, provided that upon a termination by the Company without “Cause”, Mr. Rosin shall be entitled to receive a continuation of his salary for three months after termination, as well as payment of any bonus earned and not yet paid.

The following disclosure is for our Chief Financial Officer, Michelle Lanken:

Ms. Lanken’s employment agreement, which is effective as of July 5, 2016, provided that upon a termination by the Company without “cause”, Ms. Lanken would be entitled to receive a lump sum payment within sixty days of the termination date equal to three months’ Base Salary (which payment may be made in cash, or, if either Ms. Lanken or the Compensation Committee elects, in shares of the Company’s common stock, the value of each share of which shall be determined by compiling the weighted average daily closing price of the Company’s common stock for the twelve month period ending on the last day of the month preceding the date such payment is to be made). Additionally, all options to purchase Company stock or any restricted stock units granted under the employment agreement or any other agreement that have not previously vested shall vest.

Potential Payments upon Death or Disability

Mr. Sillerman's employment agreement, which was in effect until April 30, 2014, provided for the following benefits in the event of his death: (a) payments equal to (x) the cash equivalent of three years’ base salary at the rate in effect on the date of termination (or immediately prior to a constructive termination due to salary reduction) and (y) three times the average of all cash and equity bonuses paid during the three years prior to the termination, or if no annual bonuses were paid, a payment in the amount of $100,000 per year for each year a cash bonus was not paid and $100,000 per year for each year an equity grant was not made, (b) continued eligibility to participate in any benefit plans of our company for one year, plus (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to him. On March 17, 2014, the Company entered into an amendment to Mr. Sillerman's employment agreement, which was effective as of May 1, 2014. The amended employment agreement provides that in the event of Mr. Sillerman's death or permanent disability, then Mr. Sillerman would be entitled to the following benefits: (a) a lump sum payment equal to $250,000 payable in cash (or at either the Company's Compensation Committee's or Mr. Sillerman's option, in shares of the Company's common stock), (b) all options to purchase the Company's common stock issued to Mr. Sillerman will immediately vest, and (c) all restricted shares issued to Mr. Sillerman would immediately vest.

Mr. Nelson's employment agreement provides for the following benefits in the event of his death: (a) payments equal to the cash equivalent of one year’s base salary at the rate in effect on the date of termination, (b) costs relating to continuation of any group health and dental plan for one year following death, and (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to him.

Mr. Nelson's employment agreement provides that he shall receive 75% of base salary from the date he is deemed disabled (“disabled” means he is unable to carry out his job due to physical or mental impairment for a consecutive period of at least six months) through the end of the term, reduced by the amount of benefits payable to him under any disability insurance policy.

Ms. Bashkatova's employment agreement does not provide for any benefits in the event of her death or disability.

Ms. Sock’s employment agreement, which was entered into on August 1, 2016, provided that upon death or permanent disability during the term of the agreement, Ms. Sock would be entitled to receive a

16

lump sum payment within sixty days of the termination date equal to three months’ Base Salary (which payment may be made in cash, or, if Ms. Sock elects, in shares of the Company’s common stock, the value of each share of which shall be determined by compiling the weighted average daily closing price of the Company’s common stock for the twelve month period ending on the last day of the month preceding the date such payment is to be made). Additionally, all options to purchase Company stock or any restricted stock units granted under the employment agreement or any other agreement that have not previously vested shall vest.

Mr. Rosin’s employment agreement, effective as of January 16, 2017, provided that upon his death or permanent disability during the term of the agreement, Mr. Rosin would be entitled to receive a lump sum cash payment within sixty days of the termination date equal to three months’ Base Salary.

Ms. Lanken’s employment agreement, which is effective as of July 5, 2016, provided that upon death or permanent disability during the term of the agreement, Ms. Lanken would be entitled to receive a lump sum payment within sixty days of the termination date equal to three months’ Base Salary (which payment may be made in cash, or, if either Ms. Lanken or the Compensation Committee elects, in shares of the Company’s common stock, the value of each share of which shall be determined by compiling the weighted average daily closing price of the Company’s common stock for the twelve month period ending on the last day of the month preceding the date such payment is to be made). Additionally, all options to purchase Company stock or any restricted stock units granted under the employment agreement or any other agreement that have not previously vested shall vest.

Securities Authorized for Issuance under Equity Compensation Plans

The table below shows information with respect to our Executive Equity Incentive Plan as of June 30, 2016.  A description of our Executive Equity Incentive Plan is incorporated by reference to the Company’s Annual Report on Form 10-K.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(#)		($)	(#)
Equity compensation plans approved by security holders(1)	82	(1)	238.40	6,181,000
Equity compensation plans not approved by security holders	—		—	—

(1) Includes 23 restricted shares, which are not currently vested, and there is no exercise price for such shares.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of the record date by:

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•	each person or entity known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our named executive officers;
•	each of our directors and nominees for director; and
•	all of our directors and executive officers, named as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Unless otherwise noted, each beneficial owner has sole voting and investing power over the shares shown as beneficially owned except to the extent authority is shared by spouses under applicable law. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, any shares of common stock subject to common stock purchase warrants or stock options held by that person that are exercisable as of April 25, 2017 or will become exercisable within 60 days thereafter are deemed to be outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

As of April 25, 2017, there were 29,889,438 shares of our common stock outstanding.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Common Stock
Beneficial Owners of 5% or More
Robert F.X. Sillerman (2)	18,117,663	60.41%
Directors and Named Executive Officers (not otherwise included above):
Frank E. Barnes III	–	*
Peter C. Horan (3)	10,385	*
Michael J. Meyer (4)	10,854	*
Mitchell J. Nelson (5)	1,622	*
Birame Sock (6)	13,719	*
Brian J. Rosin (7)	33,000	*
Michelle Lanken	–	*
All directors and named executive officers as a group (6 people)	18,187,259	60.51%

_________________________

*Represents less than 1%.

(1)               Except as otherwise set forth below, the business address and telephone number of each of the persons listed above is c/o Function(x) Inc., 902 Broadway, New York, New York 10010, telephone (212) 231-0092.

(2)               Mr. Sillerman beneficially owns 18,117,663 shares of common stock, including: (i) directly 8,113 shares of common stock owned by Mr. Sillerman (consisting of (A) 1,863 shares of common stock owned by Mr. Sillerman; and (B) 6,250 shares of common stock issuable upon the exercise of warrants held by Mr. Sillerman which are exercisable or will be exercisable within 60 days of April 25, 2017 at $1,600.00 per share); and (ii) indirectly 18,099,550 shares of common stock (consisting of (A) 3,125 shares of common stock issuable upon the exercise of warrants held by Sillerman Investment Company II LLC

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(“SIC II”) which are exercisable or will be exercisable within 60 days of April 25, 2017 at $1,104.00 per share, (B) 8,778 shares of common stock issuable upon the exercise of warrants held by SIC II which are exercisable or will be exercisable within 60 days of April 25, 2017 at $1,600.00 per share; (C) 17,500 shares of common stock issuable upon the exercise of warrants held by Sillerman Investment Company III LLC (“SIC III”) which are exercisable or will be exercisable within 60 days of April 25, 2017 at $35.60 per share, (D) 11,250 shares of common stock issuable upon the exercise of warrants held by SIC which are exercisable or will be exercisable within 60 days of April 25, 2017 at $70.20 per share, (E) 7,500 shares of common stock that are issuable upon the exercise of warrants held by SIC III which are exercisable or will be exercisable within 60 days of April 25, 2017 at $59.60 per share, (F) 38,750 shares of common stock that are issuable upon the exercise of warrants held by SIC III which are exercisable or will be exercisable within 60 days of April 25, 2017 at $72.60 per share, (G) 14,195,680 shares of common stock held by SIC III, (H) 1,431,883 shares of common stock held by Sillerman Investment Company IV LLC, (I) 2,146,989 shares of common stock held by Sillerman Investment Company VI LLC, and (J) 238,095 shares of common stock held by the Tomorrow Foundation.

(3)               Mr. Horan beneficially owns (i) 78 shares of common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $8,000.00 per share; (ii) 31 shares of common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $2,000.00 per share; (iii) 19 shares of common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 $1,200.00 per share; (iv) 14 shares of common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $3,088.00 per share; (v) 31 shares of common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $1,968.00 per share, (vi) 21 shares of common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $976.00 per share, (vii) 20 shares of common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $1,040.00 per share, (viii) 1,939 shares of common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $89.46 per share, (ix) 5,000 shares of common stock issuable upon the exercise of options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $46.60 per share, (x) 280 shares of common stock issuable upon the exercise of options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $9.20 per share and (xi) 2,952 shares of common stock.

(4)               Mr. Meyer beneficially owns (i) 20 shares of common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $976.00 per share, (ii) 22 shares of common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $1,040.00 per share, (iii) 2,194 shares of common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $89.20 per share, (iv) 2,500 shares of common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $46.60 per share, (v) 3,166 shares of common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $46.60 per share and (vi) 2,952 shares of common stock.

(5)               Mr. Nelson beneficially owns 1,622 shares of common stock.

(6)               Ms. Sock beneficially owns (i) 18 shares of common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $1,200.00 per share; (ii) 31 shares of common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $1,968.00 per share, (iii) 20 shares of

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common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $976.00 per share, (iv) 19 shares of common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $1,040.00 per share, (v) 1,847 shares of common stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $89.20 per share, (vi) 750 shares of common stock issuable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $46.60 per share, (vii) 2,700 shares of common stock issuable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of April 25, 2017 at $9.20 per share, (viii) 8,334 shares of restricted stock issued pursuant to the 2011 Executive Equity Incentive Plan; and (ix) 16 shares of common stock.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership on Form 3 reports and changes in ownership on Form 4 or Form 5 reports. Such individuals are also required to furnish us with copies of all such ownership reports they file.

To our knowledge, based solely on information furnished to us and contained in Section 16 reports filed with the Securities and Exchange Commission, as well as any written representations that no other reports were required, we believe that during our fiscal year ended June 30, 2016, all required Section 16 reports of our directors and executive officers and persons who own more than 10% of our outstanding common stock were timely filed.

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ACTION 2 – RATIFICATION OF INDEPENDENT AUDITOR

General Information

BDO USA, LLP audited our consolidated financial statements for the year ended June 30, 2016. BDO USA, LLP has served as our independent registered public accounting firm since February 2011. BDO USA, LLP’s work on our audit for 2016 was performed by full time, permanent employees and partners of BDO USA, LLP. The Audit Committee of the Board of Directors has appointed BDO USA, LLP to serve as our independent registered public accounting firm for the year ending June 30, 2017.

While we are not required to submit the appointment of our independent registered public accounting firm to a vote of stockholders for ratification, our Board of Directors is doing so, based upon the recommendation of the Audit Committee, as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be advisable and in the best interests of the Company and our stockholders.

Under the DCGL and our Bylaws, the Written Consent is sufficient to ratify the appointment of BDO USA LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending June 30, 2017 without the vote or consent of any of the other stockholders of the Company.

Services Provided by the Independent Public Accountant and Fees Paid

The following table sets forth the aggregate fees for services provided by BDO USA, LLP to the Company and its subsidiaries with respect to the years ended June 30, 2016 and June 30, 2015 (fees are stated in dollars):

	2016	2015
Audit Fees(1)	416,750	$187,210
Audit-Related Fees	160,370	---
Tax Fees	20,500	18,685
All Other Fees	---	---
Total	$597,620	205,895

(1)       Audit fees in 2016 and 2015 related to the audits and Form 10-K filings, the quarterly reviews and Form 10-Q filings, and the Form S-1 and 14-C filings.

(2)       Audit-related fees in 2016 related to accounting consultation services and audits and reviews of carveout financial statements in connection with the sale of the Viggle business.

Audit Committee Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm

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The Audit Committee of our Board of Directors maintains a pre-approval policy with respect to material audit and non-audit services to be performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair the accountant’s independence. Before engaging the independent registered public accounting firm to render a service, the engagement must be either specifically approved by the Audit Committee, or entered into pursuant to the pre-approval policy. Pre-approval authority may be delegated to one or more members of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for its fiscal year ended June 30, 2016. The information contained in this report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended June 30, 2016 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has reviewed and discussed with our independent registered public accounting firm BDO USA, LLP, which is responsible for expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP its independence.

Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors (and our Board of Directors approved) that the audited consolidated financial statements for 2016 be included in our Annual Report on Form 10-K for the year ended June 30, 2016, as filed with the Securities and Exchange Commission.   This report is provided by the following independent directors, who comprise the Audit Committee:

Michael J. Meyer, Chairman

Frank E. Barnes III

Peter Horan

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ACTION 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

General Information

In accordance with Section 14A of the Securities Exchange Act of 1934 (Exchange Act), the Company is required to seek an advisory vote of its stockholders to approve the compensation paid to our named executive officers, as disclosed in this information statement, in an advisory vote.

This advisory proposal, commonly referred to as a “say-on-pay” proposal, is not binding on our board of directors. Although the voting results are not binding, our board of directors will review and consider them when evaluating our executive compensation program.

Section 14A of the Exchange Act requires us to hold an advisory vote to approve named executive officer compensation at least once every three years.

Under the DCGL and our Bylaws, the Written Consent is sufficient to approve executive officer compensation without the vote or consent of any of the other stockholders of the Company.

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ACTION 4 – ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company is also required to seek a stockholder vote on whether the advisory vote to approve the compensation paid to our named executive officers (like Proposal No. 3 above)  should occur every year, every other year or every three years.

Our board of directors believes that a frequency of every three years for the advisory vote to approve named executive officer compensation is the optimal interval for conducting and responding to a vote to approve named executive officer compensation.  There are advantages and disadvantages associated with each of the frequencies permitted under Section 14A of the Exchange Act. Our board of directors believes that holding an advisory vote every three years offers the closest alignment with the Company’s approach to executive compensation and its underlying philosophy that seek to enhance the long-term growth of the company and to attract, retain and motivate our executive officers over the long term. Our board of directors believes a three-year cycle for the advisory vote on executive compensation will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with the Company’s business and results of operations.  Stockholders who have concerns about executive compensation during the interval between votes on the approval of named executive officer compensation may bring their specific concerns to the attention of our board of directors.

Section 14A of the Exchange Act requires us to hold an advisory vote on the frequency of the advisory vote to approve named executive officer compensation at least once every six years.

Although this advisory vote on the frequency of the advisory vote to approve named executive officer compensation is non-binding, our Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes to approve named executive officer compensation.

Under the DCGL and our Bylaws, the Written Consent is sufficient to approve a frequency of the advisory vote on named executive officer compensation of every three years.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are a number of conflicts of interest of which stockholders should be aware regarding our ownership and operations. Set forth below are summaries of certain transactions engaged in between the Company and certain related parties.

Related Parties

Shared Services Agreement

In an effort to economize on costs and be efficient in its use of resources, the Company entered into a shared services agreement with Circle Entertainment Inc. (“Circle”) as of February 15, 2011, pursuant to which it shares costs for legal and administrative services in support of Mitchell J. Nelson, the Company’s Executive Vice President and Secretary and General Counsel to Circle.

The shared services agreement provides, in general, for sharing of the applicable support provided by either company to Mr. Nelson in connection with his capacity of providing legal services, and an allocation generally based on the services provided by Mr. Nelson, which are initially estimated to be divided evenly between the companies. The Company is responsible for advancing the salary to Mr. Nelson for both companies and will be reimbursed by Circle for such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company making such bonus, option or restricted share grant). The agreement provides for the Chief Executive Officer or President of each company to meet periodically to assess whether the services have been satisfactorily performed and to discuss whether the allocation has been fair. The Audit Committee of each company’s Board of Directors will then review and, if appropriate, approve the allocations made and whether payments need to be adjusted or reimbursed, depending on the circumstances.

Because this transaction is subject to certain rules regarding “affiliate” transactions, the Audit Committee and a majority of the independent members of the Company’s Board of Directors have approved the shared services agreement. This is deemed to be an affiliate transaction because Mr. Sillerman is a Board member, the former Chairman, and a greater than 10% stockholder of Circle and Mr. Nelson is Executive Vice President and General Counsel of Circle.

For the years ended June 30, 2016 and June 30, 2015, the Company billed Circle $14,000 and $27,000, respectively. Such billings primarily relate to support consisting of legal and administrative services. These services are to be reviewed and, if appropriate, approved by Circle’s Audit Committee and the Company’s Audit Committee. The balance due from Circle as of June 30, 2016 and June 30, 2015 was $0 and $113,000, respectively. The Company wrote-off the accounts receivable balance of $127,000 in the quarter ended March 31, 2016, and the write-off appears as a bad debt expense on the consolidated statements of operation.

The parties terminated the Circle Shared Services Agreement effective as of January 1, 2016. Circle is in the process of liquidation and any claim to be made under the Circle Shared Services Agreement will survive the termination of the Circle Shared Services Agreement.

The Company also entered into a shared services agreement (“SFX Shared Services Agreement”) with SFX Entertainment Inc. (“SFX), pursuant to which it shared costs for services provided by several of the Company’s and/or SFX’s employees. Such employees will continue to be paid by their current employers, and SFX will reimburse the Company directly for its portion of such salary and benefits and Company will reimburse SFX directly for its portion of such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company

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making such bonus, option or restricted share grant). The Audit Committee of each company’s Board of Directors reviews and, if appropriate, approves the allocations made and whether payments need to be adjusted or reimbursed, depending on the circumstances. The Company entered into an amendment (the “Amendment”) to the shared services agreement on January 22, 2015, pursuant to which the Company may provide additional services to SFX, and SFX may provide certain services to the Company. In particular, the shared services agreement provides that, in addition to services already provided, certain employees of the Company may provide human resources, content and programming, and facilities services to SFX, subject to reimbursement based on salary and benefits for the employees providing the services, plus 20% for miscellaneous overhead, based on a reasonable estimate of time spent. In addition, the Amendment provides that SFX may provide certain tax services to the Company, subject to reimbursement based on salary and benefits for the employees providing the services, plus 20% for miscellaneous overhead, based on a reasonable estimate of time spent.

The parties terminated the SFX Shared Services Agreement effective as of January 1, 2016.

For the year ended June 30, 2016, the Company was billed by SFX $188,000, net of amounts billed by the Company to SFX, respectively. The net balance due from SFX, including amounts related to the Sales Agency Agreement, discussed below, as of June 30, 2016 and June 30, 2015 was $142,000 and $135,000, respectively. On December 2, 2016, SFX was reorganized under Chapter 11 of the Bankruptcy Code and this amount was written off.

Sales Agency Agreement

On January 22, 2015, the Company entered into a sales agency agreement (the “Sales Agreement”) with SFX-94 LLC (“SFX-94”), a subsidiary of SFX, pursuant to which the Company appoints SFX-94 as its exclusive sales agent for the sale of advertising and sponsorships. Pursuant to the Sales Agreement, the Company consented to SFX-94’s hiring of 25 members of the Company’s sales team, and SFX-94 agreed to sell advertising and sponsorships on behalf of the Company during the term of the Sales Agreement. SFX-94 also agreed to maintain adequate staffing levels, generally consistent with staffing levels currently maintained by the Company, for the Company’s sale of advertising and sponsorships. The Company agreed to pay SFX-94 a 25% commission on sales made by SFX-94. For barter transactions, the Company agreed to reimburse SFX-94 for any out of pocket and direct costs incurred by SFX-94 with respect to such barter sales (rather than the commission set forth above). Third party ad networks were be excluded from the Sales Agreement. For the year ended June 30, 2016, the Company was billed $424,000 in connection with the Sales Agreement. On September 22, 2015, the parties terminated the Sales Agreement, and the Company subsequently hired 8 members of the SFX sales team as of that date.

Advertising Revenue

During the year ended June 30, 2016, the Company provided credits on certain advertising and related services provided to SFX and its subsidiaries during the prior year. The total amount of such credits was $37,000 and such amounts increased the payable due to SFX as of June 30, 2016. On December 2, 2016, SFX was reorganized under Chapter 11 of the Bankruptcy Code and this amount was written off.

Marketing Expense

During the year ended June 30, 2015, SFX, and certain subsidiaries of SFX, provided certain marketing and related services to the Company. The total amount of marketing expense was $490,000 and such amount was due to SFX at June 30, 2015. On December 2, 2016, SFX was reorganized under Chapter 11 of the Bankruptcy Code and this amount was written off.

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DraftDay

In October 2015 the Company entered into an agreement with DDGG to expand its rewards catalog and offer to its users the opportunity to redeem Viggle points for entry to DDGG’s fantasy sports contests. The Company agreed to pay DDGG the value of the entry fees for which points were redeemed. For the year ended June 30, 2016, $39,000 worth of Viggle points were redeemed for DDGG contest entry fees.

Software License and Services Agreement

On March 10, 2014, the Company entered into an audio recognition and related loyalty program software license and services agreement with SFX. Pursuant to the terms of the license agreement, SFX paid the Company $5,000,000 to license its audio recognition software and related loyalty platform for a term of 10 years. The amount was deferred and is being amortized over the ten years period. For the years ended June 30, 2016 and 2015, the Company recognized $500,000 and $500,000, of revenue related to this agreement. This license agreement was transferred to Perk in the sale of the Viggle assets on February 8, 2016.

Securities Purchase Agreement

On October 24, 2014, the Company and SIC III, a company affiliated with Mr. Sillerman, entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which SIC III agreed to purchase certain securities issued by the Company for a total of $30,000,000. Pursuant to the Securities Purchase Agreement, the Company agreed to issue up to 500 shares of Series C Convertible Redeemable Preferred Stock, and the Company issued a Line of Credit Promissory Note (the “Note”), which provides for a $20,000,000 line of credit to the Company. The Company also agreed to issue to SIC III warrants to purchase 2,500 shares of the Company’s common stock for every $1,000,000 advanced under the Securities Purchase Agreement. The Securities Purchase Agreement provided that the warrants will be issued in proportion to the amounts the Company draws under the Securities Purchase Agreement, and that the exercise price of the warrants will be 10% above the closing price of the Company’s shares on the date prior to the issuance of the warrants. Exercise of the warrants was subject to approval of the Company’s stockholders, which occurred on January 13, 2015.

The Note provides a right for the Company to request advances under the Note from time to time. The Note bears interest at a rate of 12% per annum, payable in cash on a quarterly basis. The Note matures on October 24, 2017. On October 24, 2014, SIC III made an initial advance under the Note in the principal amount of $4,500,000. On December 15, 2014, SIC III made an additional advance in the principal amount of $15,500,000 pursuant to the terms of the Note (the proceeds of which were used to repay amounts outstanding under the DB Line, as discussed above). As of June 30, 2016, the total outstanding principal amount of the Note was $20,000,000. The Note provides for a 3% discount, such that the amount advanced by SIC III was 3% less than the associated principal amount of the advances. Therefore, the net amount actually outstanding under the Note at June 30, 2016, was $19,716,000, which includes accretion of the discount of $316,000 (the 3% discount of $600,000 is being accreted to the principal balance over the life of the Note.) From and after the occurrence and during the continuance of any event of default under the Note, the interest rate is automatically increased to 17% per annum.

On August 22, 2016, the Company and SIC III, entered into a Note Exchange Agreement pursuant to which $23,264,000, which represents all of the outstanding principal and accrued interest outstanding under the Notes, was exchanged for 23,264 shares of the Company’s Series C Preferred Stock at an exchange price of $1,000 per share. The Note Exchange Agreement provides for the newly issued shares to be held subject to the obligations to convert the shares into common stock on the terms and on the

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conditions set forth in the Exchange Agreement. After the exchange, the Notes were retired.

In connection with the first drawdown of $4,500,000 under the Note, the Company issued SIC III warrants to purchase 11,250 shares of the Company’s common stock. These warrants have an exercise price of $70.20, representing a price equal to 10% above the closing price of the Company’s common stock on the day prior to issuance. In connection with the additional drawdown of $15,500,000 under the Note, the Company issued SIC III warrants to purchase 38,750 shares of the Company’s common stock. These warrants have an exercise price of $72.60, representing a price equal to 10% above the closing price of the Company’s common stock on the day prior to issuance. The Warrants are exercisable for a period of five years from issuance.

The Note is not convertible into equity securities of the Company.

The Note also contains certain covenants and restrictions, including, among others, that, for so long as the Note is outstanding, the Company will not, without the consent of the holder of the Note, (i) make any loan or advance in excess of $500,000 to any officer, director, employee of affiliate of the Company (except advances and similar expenditures: (a) under the terms of employee stock or option plans approved by the Board of Directors, (b) in the ordinary course of business, consistent with past practice or (c) to its subsidiaries), (ii) incur any indebtedness that exceeds $1,000,000 in the aggregate other than indebtedness outstanding under the Note, (iii) guaranty any indebtedness of any unaffiliated third party, (iv) change the principal business of the Company or exit the Company’s current business, provided that the foregoing is subject to the Board’s compliance with its fiduciary duties, (v) sell, assign, or license material technology or intellectual property of the Company except (a) in the ordinary course of business, consistent with past practice, (b) sales and assignments thereof in any 12 month period that do not have a fair market value in excess of $500,000 or (c) in connection with a change of control transaction, (vi) enter into any corporate strategic relationship involving the payment, contribution or assignment by the Company of its assets that have a fair market value in excess of $1,000,000 or (vii) liquidate or dissolve the Company or wind up the business of the Company, except in connection with changes of control or merger, acquisition or similar transactions or as approved by the Company’s Board in compliance with their fiduciary duties.

Interest expense on the Note was $2,440,000 for the year ended June 30, 2016.

Pursuant to the Securities Purchase Agreement, SIC III acquired a total of 10,000 Shares of Series C Convertible Redeemable Preferred Stock for $10,000,000. As described above, the Company also agreed to issue to SIC III warrants to purchase 50,000 shares of the Company’s common stock for every $1,000,000 of purchase price paid for the shares. The exercise price of the warrants was 10% above the closing price of the Company’s shares on the date prior to the issuance of the warrants. Exercise of the warrants was subject to approval of the Company’s stockholders, which occurred on January 13, 2015.

On November 25, 2014, SIC III purchased 3,000 shares of Series C Convertible Redeemable Preferred Stock for $3,000,000. In addition, in accordance with the Securities Purchase Agreement, the Company also issued SIC III warrants to purchase 7,500 shares of the Company’s common stock at an exercise price of $59.60, which was 10% above the closing price of the Company’s shares on the date prior to issuance.

On March 16, 2015, SIC III purchased 7,000 additional shares of Series C Convertible Redeemable Preferred Stock for $7,000,000. In addition, in accordance with the Securities Purchase Agreement, the Company also issued SIC III warrants to purchase 17,500 shares of the Company’s common stock at an exercise price of $35.60, which was 10% above the closing price of the Company’s shares on the date prior to issuance.

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Demand Loans

During the year ended June 30, 2016, Mr. Sillerman made a number of demand loans (the “Loans”) to the Company. The Loans included a loan of $1,500,000 on January 27, 2016, of $500,000 on March 20, 2016, of $500,000 on April 29, 2016, of $500,000 on May 16, 2016, and of $1,200,000 on June 27, 2016.

Each of the Loans bear interest at the rate of 12% per annum. Principal and interest due under the Loans shall be due and payable upon demand. The principal amount of the Loans may be prepaid at any time and from time to time, in whole or in part, without premium or penalty. The Company used the proceeds from the Loans to fund working capital requirements and for general corporate purposes.

As discussed above, on March 16, 2015, SIC III purchased 7,000 shares of Series C Convertible Preferred Stock pursuant to the Securities Purchase Agreement, for a purchase price of $7,000,000. The Company used the $7,000,000 proceeds from the sale of 7,000 shares of Series C Convertible Stock to repay $7,000,000 in principal amount of the Loans. In addition, the Company used $798,000 of the proceeds of the Loan on March 16, 2015 to pay all accrued and unpaid interest on the Loans. On June 1, 2015, the Company repaid an additional $5,000,000 in principal amount of the Loans. Accordingly, after the transactions described herein, the total outstanding principal amount of the Loans at June 30, 2016 and December 31, 2016 is $0.

Line of Credit Grid Note

On June 11, 2015, the Company and SIC IV entered into a Line of Credit Grid Note (the “Grid Note”). The Grid Note provides a right for the Company to request advances under the Grid Note from time to time in an aggregate amount of up to $10,000,000. The Grid Note bears interest at a rate of 12% per annum, payable in cash on the maturity of the Grid Note. From and after the occurrence and during the continuance of any event of default under the Grid Note, the interest rate is automatically increased to 14% per annum.

The Grid Note is not convertible into equity securities of the Company.

In order for the Company to make requests for advances under the Grid Note, the Company must have an interest coverage ratio equal to or greater than 1, unless SIC IV waives this requirement. The interest coverage ratio is calculated by dividing: (a) the Company’s net income for the measurement period, plus the Company’s interest expense for the measurement period, plus the Company’s tax expense for the measurement period, by (b) the Company’s interest expense for the measurement period, plus the amount of interest expense that would be payable on the amount of the requested draw for the twelve months following the request for the advance. The measurement period is the twelve months ended as of the last day of the last completed fiscal quarter prior to the request for the advance. The Company currently does not have an interest coverage ratio equal to or greater than 1, so advances would require the SIC IV to waive this requirement. In addition, in order to make requests for advances under the Grid Note, there can be no event of default under the Note at the time of the request for an advance, including that there has been no material adverse change in the business plan or prospects of the Company in the reasonable opinion of SIC IV.

On June 11, 2015, June 24, 2015, July 31, 2015, August 31, 2015 and September 15, 2015, the Company made requests for advances under the Grid Note, and SIC IV made advances to the Company in the amounts of $1,000,000, $2,000,000, $1,000,000, $2,000,000 and $1,000,000, respectively.

The Grid Note matures on the first to occur of: (a) 12/31/2016 or (b) upon a “Change of Control Transaction.” A “Change of Control Transaction” includes (i) a sale of all or substantially all of the assets

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of the Company or (ii) the issuance by the Company of common stock that results in any “person” or “group” becoming the “beneficial owner” of a majority of the aggregate ordinary voting power represented by the Company’s issued and outstanding common stock (other than as a result of, or in connection with, any merger, acquisition, consolidation or other business combination in which the Company is the surviving entity following the consummation thereof), excluding transactions with affiliates of the Company.

If an event of default occurs under the Grid Note, SIC IV has the right to require the Company to repay all or any portion of the Grid Note. An event of default is deemed to have occurred on: (i) the non-payment of any of the amounts due under the Grid Note within five (5) Business Days after the date such payment is due and payable; (ii) dissolution or liquidation, as applicable, of the Company; (iii) various bankruptcy or insolvency events shall have occurred, (iv) the inaccuracy in any material respect of any warranty, representation, statement, report or certificate the Company makes to Lender under the Note hereto; (v) the Company contests, disputes or challenges in any manner, whether in a judicial proceeding or otherwise, the validity or enforceability of any material provision in the Grid Note; or (vi) a material adverse change in the business plan or prospects of the Company in the reasonable opinion of SIC IV. The Grid Note is subordinate to the Debentures and the Rant Note, and cannot be paid off before those are paid off.

Interest expense on the Grid Note for the year ended June 30, 2015 was $10,000.

Secured Revolving Loans

On January 27, 2016, Sillerman Investment Company VI LLC (“SIC VI”), an affiliate of Mr. Sillerman, entered into a secured revolving loan agreement (the “January Secured Revolving Loan”) with the Company and its subsidiaries, wetpaint.com, Inc. and Choose Digital Inc. (collectively, the “Subsidiaries”), pursuant to which the Company could borrow up to $1,500,000. The January Secured Revolving Loan bears interest at the rate of 12% per annum. In connection with the January Secured Revolving Loan, the Company and the Subsidiaries entered into a Security Agreement with SIC VI, under which the Company and the Subsidiaries have granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company borrowed $1,500,000 under the January Secured Revolving Loan.

On March 29, 2016, SIC VI entered into a secured revolving line of credit agreement (the “March Secured Revolving Loan”) with the Company and the Subsidiaries, pursuant to which the Company could borrow up to $500,000. The March Secured Revolving Loan bears interest at the rate of 12% per annum. In connection with the March Secured Revolving Loan, the Company and the Subsidiaries entered into a Security Agreement with SIC VI, under which the Company and the Subsidiaries have granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company borrowed $500,000 under the March Secured Revolving Loan.

On April 29, 2016, SIC VI entered into a secured revolving loan agreement (the “April Secured Revolving Loan”) with the Company and the Subsidiaries, pursuant to which the Company could borrow up to $500,000. The April Secured Revolving Loan bears interest at the rate of 12% per annum. The April Secured Revolving Loan matures on December 31, 2016, barring any events of default or a change of control of the Company. In connection with the April Secured Revolving Loan, the Company and the Subsidiaries entered into a Security Agreement with SIC VI, under which the Company and the Subsidiaries have granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company borrowed $500,000 under the April Secured Revolving Loan.

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On May 16, 2016, SIC VI entered into a secured revolving loan agreement (the “May Secured Revolving Loan”) with the Company and the Subsidiaries, pursuant to which the Company could borrow up to $500,000. The May Secured Revolving Loan bears interest at the rate of 12% per annum. The May Secured Revolving Loan matures on December 31, 2016, barring any events of default or a change of control of the Company. In connection with the May Secured Revolving Loan, the Company and the Subsidiaries have entered into a Security Agreement with SIC VI, under which the Company and the Subsidiaries granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company borrowed $500,000 under the May Secured Revolving Loan.

On June 27, 2016, SIC VI entered into a secured revolving loan agreement (the “June Secured Revolving Loan”) with the Company and the Subsidiaries, pursuant to which the Company can borrow up to $1,200,000. The June Secured Revolving Loan bears interest at the rate of 12% per annum. The June Secured Revolving Loan matures on December 31, 2016, barring any events of default or a change of control of the Company. In connection with the June Secured Revolving Loan, the Company and the Subsidiaries entered into a Security Agreement with SIC VI, under which the Company and the Subsidiaries have granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company borrowed $1,200,000 under the June Secured Revolving Loan.

On August 22, 2016, the Company and SIC VI entered into a Note Exchange Agreement pursuant to which $3,608,000, which represented all of the outstanding principal and accrued interest of certain notes held by SIC VI, was exchanged for 3,608 shares of the Company’s Series C Preferred Stock at an exchange price of $1,000 per share. The Note Exchange Agreement provides for the newly issued shares to be held subject to the obligations to convert the shares into common stock on the terms and on the conditions set forth in the Exchange Agreement. The Secured Revolving Loans and Lines of Credit were retired with the exchange transaction.

Reaz Islam Loan

On June 27, 2016, the Company entered into a Convertible Promissory Note with Reaz Islam (“RI”), the Company’s Chief of Staff, pursuant to which RI loaned the Company $300,000 (the “RI Convertible Note”). The RI Convertible Note bears interest at a rate of 12% and matures on December 31, 2016. RI shall have the right to convert the RI Convertible Note into shares of the common stock of the Company at such time, on such terms, and in accordance with such procedures as Mr. Sillerman shall have the right to convert debt held by Mr. Sillerman or his affiliates into shares of the Company’s common stock. The RI Convertible Note is subordinate to any note held by Mr. Sillerman or his affiliates and RI has agreed to execute any agreement reasonably required in connection therewith.

Exchange Agreements

The Company entered into an Exchange Agreement on July 8, 2016, as amended July 20, 2016 (the “July Exchange Agreement”), with three of the affiliates of Mr. Sillerman, to allow for the exchange for shares of Common Stock of the Company of: (i) 3,000 shares of the Company’s Series C Convertible Redeemable Preferred Stock and a Line of Credit Promissory Note, dated October 24, 2014, in the amount of $20,000,000 plus accrued interest held by SIC III; (ii) a Line of Credit Grid Promissory Note, dated June 12, 2015, as amended July 20, 2016 in the amount of $3,401,000 plus accrued interest held by SIC IV as of the date hereof; (iii) a Revolving Secured Promissory Note, dated January 27, 2016, in the amount of $1,500,000 plus accrued interest, a Revolving Secured Promissory Note, dated March 29, 2016, in the amount of $500,000 plus accrued interest, a Revolving Secured Promissory Note, dated April 25, 2016 in the amount of $500,000 plus accrued interest, a Revolving Secured Promissory Note, dated May 16, 2016,

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in the amount of $500,000 plus accrued interest and a Revolving Secured Promissory Note, dated June 27, 2016, in the amount of $1,200,000 plus accrued interest held by SIC VI; and (iv) up to an additional $5,000,000 under the Line of Credit Grid Promissory Note dated June 12, 2015 and amended July 20, 2016 held by SIC IV.

On August 22, 2016, the Company and three of the affiliates of Mr. Sillerman entered into an Note Exchange Agreement pursuant to which $30,175,000, which represents all of the outstanding principal and accrued interest of certain notes held by SIC III, SIC IV, and SIC VI (the “Sillerman Notes”) other than $900,000 of debt held by SIC IV pursuant to a Line of Credit Grid Promissory Note dated as of June 11, 2015 (the “SIC IV Note”), is to be exchanged for 30,175 shares of the Company’s Series C Preferred Stock. The exchange price (and therefore the number of shares set forth above) is $1,000 per share. The Note Exchange Agreement provides for the newly issued shares to be held subject to the obligations to convert the shares into common stock on the terms and on the conditions set forth in the July Exchange Agreement, and subject to the additional obligations set forth in the Subordination Agreement and the Lockup Agreements entered into in July 2016. The $900,000 of debt that remained outstanding and future advances under the SIC IV Note will also remain subject to the Exchange Agreement.

On February 28, 2017, immediately preceding the closing of a $4,800,000 public offering of Company common stock on March 1, 2017 and pursuant to the Exchange Agreement, Mr. Sillerman and his affiliates converted approximately $36,964,000 of Series C Convertible Preferred Stock into Common Stock at a price of $2.34, resulting in the issuance of 15,796,489 shares to Mr. Sillerman and his affiliates.

Related Approvals

Because each of the transactions (other than the DB Line) referred to in the foregoing sections entitled “Recapitalization Note”, “Shared Service Agreement”, “Sales Agency Agreement”, “Advertising Revenue”, “Marketing Expense”, “DraftDay”, “Software License and Services Agreement”, “Director Compensation”, “Securities Purchase Agreement”, “Demand Loans”, “Line of Credit Grid Note”, “Secured Revolving Loans”, “Reaz Islam Loan” and Exchange Agreements involved Mr. Sillerman and Mr.. Nelson, or their respective affiliates, the transactions were subject to certain rules regarding “affiliate” transactions. As such, each was approved by a majority of the independent members of the Board of Directors of the Company.

BOARD OF DIRECTORS DECISIONS AND CERTAIN CONFLICTS OF INTEREST

Past and future decisions by our board regarding our future growth, operations and major corporate decisions will be subject to certain possible conflicts of interest. These conflicts may have caused, and in the future may cause, our business to be adversely affected. Nevertheless, our board will be responsible for making decisions on our behalf. In appropriate circumstances, we expect to submit transactions with any related party for approval or negotiation by our independent directors or a special committee thereof.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 is available on the internet at www.functionxinc.com.

STOCKHOLDER PROPOSALS

Any proposal that a stockholder of the Company wishes to have considered in connection with the 2017 Annual Meeting of Stockholders must be submitted to the Company’s Corporate Secretary at its principal executive offices no later than May 8, 2017, and in accordance with related provisions of the Company’s

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current Bylaws.

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FUNCTION(X) INC.,

a Delaware Corporation

WRITTEN CONSENT OF STOCKHOLDERS

April 25, 2017

The undersigned, being the record holders of more than a majority of the outstanding shares of common stock of Viggle Inc., a Delaware corporation (the “Company”), as of April 25, 2017, hereby take the following actions and adopt the following resolutions by written consent, as submitted by the Board of Directors of the Company (the “Board”) to the undersigned, pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) without an annual meeting of stockholders for the fiscal year ending June 30, 2017 by reason of having not less than the minimum number of votes that would be necessary to authorize or take such actions and adopt such resolutions at an annual meeting of stockholders at which all shares entitled to vote thereon were present and voted, effective as of the earliest date permitted after a definitive Information Statement on Schedule 14C pursuant to the Securities Exchange Act of 1934, as amended, is made available to the Company’s stockholders:

1.	ELECTION OF DIRECTORS

BE IT RESOLVED, that the following five (5) persons be, and they hereby are, re-elected as directors of the Company to serve on the Board until the next annual meeting of stockholders and until their respective successors are duly elected and qualified:

Robert F.X. Sillerman,

Frank E. Barnes III,

Peter Horan,

Michael J. Meyer, and

Mitchell J. Nelson

2.	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BE IT RESOLVED, that the appointment of BDO USA LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017 be, and it hereby is, ratified;

3.	ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

BE IT RESOLVED, that the Company’s stockholders have recommended approval of the compensation of the Company’s named executive officers and such vote shall be noted by the Company’s Board and management; and it is

FURTHER RESOLVED, that the Company’s stockholders have recommended a frequency of every three years for future stockholder advisory votes to approve the compensation of the Company’s named executive officers, and therefore a policy be, and it hereby is, adopted to hold future stockholder advisory votes to approve the compensation of the Company’s named executive officers every three years.

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4.	GENERAL AUTHORITY

BE IT RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized and empowered, jointly and severally, for and in the name and on behalf of the Company, to execute and deliver any and all documents, and to do any and all things which they may deem necessary or advisable, in order to carry out the intent and to accomplish the purposes of the foregoing resolutions, the taking of any such action, the execution of any such documents or instruments and the doing of any such other things conclusively to evidence the due authorization thereof by the undersigned; and it is

FURTHER RESOLVED, that all actions heretofore taken by any officers, directors, employees and agents of the Company in connection with the intent and purposes contemplated by the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects as the acts and deeds of the Company as if such acts and deeds had been presented to the undersigned for their approval prior to such acts and deeds being taken; and it is

FURTHER RESOLVED, that delivery of an executed signature page of this Written Consent by PDF, facsimile transmission or other electronic transmission, whether or not in counterparts, shall be as effective as delivery of a manually-executed counterpart hereof; and it is

FURTHER RESOLVED, that this Written Consent be filed in the Minute Book of the Company.

[INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned, being the record holders of more than a majority of the outstanding shares of common stock of Function(x) Inc., have duly executed this Written Consent as of the 25th day of April, 2017.

NAME OF STOCKHOLDER	NUMBER OF SHARES OF COMMON STOCK OWNED OF RECORD AS OF APRIL 25, 2017
Sillerman Investment Company III, LLC /s/ Robert F.X. Sillerman Name: Robert F.X. Sillerman Title: Manager	14,195,680
Sillerman Investment Company IV, LLC /s/ Robert F.X. Sillerman Name: Robert F.X. Sillerman Title: Manager	1,431,883
Sillerman Investment Company VI, LLC /s/ Robert F.X. Sillerman Name: Robert F.X. Sillerman Title: Manager	2,146,989
The Tomorrow Foundation /s/ Robert F.X. Sillerman Name: Robert F.X. Sillerman Title: Authorized Signatory	238,095
/s/ Robert F.X. Sillerman Robert F.X. Sillerman	1,863
Total Shares Voted: 18,014,510
Percentage of Outstanding Shares: 60.27%

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